Exhibit 10 (tttt)




June 30, 1997


Mr. Paul E. Gaston
Celtics Group
33 East 63rd Street
New York, NY 10021

Re:  Exchange of Options for Restricted Units

Dear Paul:

Pursuant to authorization by the Audit Committee of Celtics, Inc., the purpose of this letter is to permit you to elect to exchange options to purchase units of Boston Celtics Limited Partnership (BCLP) granted to you under the Unit Option (Non-Assignable) dated December 31, 1993 (the Option Agreement) for Restricted Units of BCLP described below. The proposed exchange of such options for such Restricted Units has been reviewed and approved by the Audit Committee of the Board of Celtics, Inc.

Election to Exchange Options for Restricted Units

At your request, and with the approval of the Audit Committee of the Board of Directors of Celtics, Inc., you may elect to receive units representing assignments of beneficial ownership of limited partnership interests of BCLP subject to restrictions as set forth herein (the Restricted Units) in exchange for your surrender of an equal number of units granted to you under the Option Agreement. You may exercise this exchange right for all of the units covered by the Option Agreement.

      (i) Restrictions. All Restricted Units granted hereunder in exchange for surrendered units granted under the Option Agreement shall be subject to the following restrictions.

            (a) a required period of employment with BCLP, or any of its subsidiaries or affiliates (the "Company"), of ten (10) years from the date of this letter, prior to the vesting of the Restricted Units; (b) except for any transfer by you to any partnership of which you are the general partner, a prohibition against the sale, assignment, transfer, pledge, hypothecation or other encumbrance of the Restricted Units for a period of ten (10) years from the date of this letter;




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            (c)   a requirement  that all such Restricted Units be forfeited in the event of termination of your employment during any period in which such Restricted Units are subject to restriction; and

            (d) a prohibition against your employment by any competitor of the Company and against your dissemination of any secret or confidential information belonging to the Company.

            All restrictions on Restricted Units awarded pursuant hereto shall expire at such time or times as herein provided.

      (ii) Registration of Restricted Units. Restricted Units awarded pursuant hereto shall be registered in your name and, if such Restricted Units are certificated, shall be deposited with the Company.

      (iii) Rights of Holder of Restricted Units. Subject to the terms and conditions hereof, during any period in which Restricted Units are subject to forfeiture or restrictions on transfer, you shall have all of the rights of a holder of units of BCLP (Units) with respect to such Restricted Units, including the right to vote such Restricted Units and the right to receive all distributions paid with respect to Units on the same basis as if the Restricted Units were deemed to be Units. Any securities distributed with respect to Restricted Units shall be restricted to the same extent and subject to the same terms and conditions as the Restricted Units to which they are attributable.

      (iv) Lapse of Restrictions. Subject to the terms and conditions hereof, at the end of the time period during which the Restricted Units are subject to forfeiture or restrictions on transfer, such Restricted Units will be delivered free of all restrictions to you (or to your legal representative, beneficiary or heir).

      (v)   Death; Change in Control.

            (a) Notwithstanding any provision hereof to the contrary, in the event of your death or in the event of a Change in Control you, or your estate, the beneficiaries thereof, or the authorized legal representative of your estate or the beneficiaries thereof, as the case may be, for a period of five (5) years from and after the date of your death or a Change in Control (as the case may be), shall have the right to sell all or a portion of the Restricted Units granted hereunder to BCLP at a price and on such other terms to be determined by the Audit Committee, based upon advice received from an investment banking firm or financial advisor specifically retained by the Audit Committee for such purpose. You or the authorized legal representative of your estate or the beneficiaries thereof shall notify the Executive Vice President and Chief Financial Officer of Celtics, Inc. in writing of any election to sell Restricted Units granted hereunder to BCLP. It is specifically agreed that, in determining the price at which any Restricted Units granted hereunder are to be sold to BCLP:



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                  (1)   The value of such Restricted  Units is to be determined
                        as of the date of the written notice of any election to sell such Restricted Units.

                  (2) Such Restricted Units are (x) no longer subject to any of the restrictions set forth herein; (y) shall be deemed to be freely tradable and not subject to any restrictions with respect to resale which may be imposed by Rule 144 promulgated under the Securities Act of 1933, as amended, or otherwise; and (z) shall not be subject to the application of any block, blockage or similar discount.

            (b) For purposes hereof, a "Change in Control" shall have occurred if:

                  (1) any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than BCLP and any partnership or corporation owned, directly or indirectly, by the security holders of BCLP in substantially the same proportions as their ownership of securities of BCLP) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                        Act), directly or indirectly, of securities of BCLP representing 50% or more of the combined voting power of BCLP's then outstanding securities;

                  (2)   the  security  holders  of BCLP  approve  a  merger  or
                        consolidation of BCLP with any other corporation or partnership, other than (A) a merger or consolidation which would result in the voting securities of BCLP outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of BCLP or such surviving entity outstanding immediately after such merger or consolidation, (B) a recapitalization or restructuring of BCLP (or any transaction having a similar effect), or (C) a merger or consolidation effected to implement a recapitalization or restructuring of BCLP (or similar transaction); or

                  (3) the security holders of BCLP approve a plan of complete liquidation of BCLP or an agreement for the sale or disposition by BCLP of all or substantially all of BCLP's assets (or any transaction having a similar effect). In order to elect the foregoing exchange option, you must return an executed counterpart hereof to the undersigned by telecopy at (617) 720-7833 on or before July 7, 1997. If your signed election is not received by the close of business on such date, you will be deemed not to have made an election to make any exchange.



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                                       Very truly yours,


                                       BOSTON CELTICS LIMITED PARTNERSHIP

                                       By: CELTICS, INC., its General Partner


                                       By: /s/ RICHARD G. POND
                                           ------------------------------------
                                           Richard G. Pond
                                             Executive Vice President,
                                             Chief Financial Officer, Secretary
                                             and Treasurer


AGREED TO AND ACCEPTED ON
THIS 30TH DAY OF JUNE, 1997.
     ----        ----


By: /s/ PAUL E. GASTON
    ------------------------------------
    Paul E. Gaston